EXHIBIT 4.1(f)


                               LEASE AGREEMENT


                           FORT LEE EXECUTIVE PARK








                             One Executive Drive
                          Fort Lee, New Jersey 07024







OWNER - LESSOR:                     Executive Park, LLC

LESSEE:                             VocalTec, Inc.







                           Prepared by:     Paul Kaufman, Esq.
                                            Kaufman, Gelbert & Bern, Esqs.
                                            Two Executive Drive
                                            Fort Lee, New Jersey  07024






                                          TABLE OF CONTENTS

                                                                           Page

1.       Description..........................................................1
2.       Term.................................................................1
3.       Occupancy and Basic Rent.............................................1
4.       Use and Occupancy....................................................3
5.       Care and Repair of Premises..........................................3
6.       Alterations, Additions or Improvements...............................4
7.       Activities Increasing Fire Insurance Rates...........................5
8.       Abandonment..........................................................5
9.       Assignment and Sublease..............................................5
10.      Compliance with Rules and Regulations................................6
11.      Damage to Building/waiver of Subrogation.............................7
12.      Eminent Domain.......................................................7
13.      Insolvency of Lessee.................................................8
14.      Default of Lessee....................................................8
15.      Lesssor's Remedies on Default of Lessee..............................9
16.      Subordination of Lease..............................................11
17.      Right to Cure Lessee's Breach.......................................12
18.      Mechanic's Liens....................................................12
19.      Right to Inspect and Repair.........................................12
20.      Services to Be Provided by Lessor/lessor's Exculpation..............12
21.      Electricity.........................................................13
22.      Additional Rent.....................................................14
23.      Interruption of Services or Use.....................................18
24.      Lessee's Estoppel...................................................18
25.      Holdover Tenancy....................................................18
26.      Lessor's Work.......................................................18
27.      Right to Show Premises..............................................20
28.      Waiver of Trial by Jury.............................................20
29.      Late Charge.........................................................20
30.      No Recordation......................................................20
31.      Quite Enjoyment.....................................................21
32.      Lessee's Insurance..................................................21
33.      Parking Spaces......................................................21
34.      Lessor's Liability For Loss of Property.............................21
35.      Broker..............................................................21
36.      Personal Liability..................................................22
37.      No Option...........................................................22
38.      Security Deposit....................................................22
39.      Lessor's Lien.......................................................23
40.      Notices.............................................................23
41.      Attorney's Fees.....................................................23
42.      Definitions.........................................................23
43.      Paragraph Headings..................................................24
44.      Applicability to Heirs and Assigns..................................25
45.      Waiver..............................................................25
46.      Amendments, Modifications, etc......................................26
47.      Governing Law.......................................................26
48.      Separability........................................................26
49.      No Unlawful Occupancy...............................................26
50.      No Other Representations............................................26
51.      Accord and Satisfaction.............................................26
52.      Mortgagee's Notice and Opportunity to Cure..........................27
53.      Corporate Authority.................................................27
54.      Environmental/ISRA Compliance.......................................27
55.      Mortgagee's Consent.................................................29
56.      Americans with Disability Act.......................................29
57.      Option to Lease.....................................................29
58.      Right of First Offer................................................31
59.      Signage.............................................................31
60.      Renewal Option......................................................32
61.      Relocation of Lessee................................................32






LESSOR CONTRIBUTION
TO TENANT WORK:                        Not to exceed $187,500.00

SECURITY:                              $300,000.00

PARKING:                               85 SPACES - 17 RESERVED

BROKER:                                MRH REAL ESTATE SERVICES,
                                       INC.

RENEWAL OPTION:                        One (1) Renewal Option for Five (5)
                                       Year Term.

MISC:                                  Option to lease Suites 365, 370 and 375.
                                       Right of First Offer with respect to
                                       Suite 350




         IN THE EVENT OF ANY CONFLICT BETWEEN THE INFORMATION SET FORTH ABOVE AND IN THE LEASE, THE TERMS OF THE LEASE SHALL GOVERN.




         LEASE, made this _____ day of June, 1998, by and between EXECUTIVE PARK, LLC, with offices located c/o The Witkoff Group, 220 East 42nd Street, New York, New York, 10017-5806 (hereinafter called "Lessor"); and VOCALTEC, INC., with offices located c/o The C., with offices at 35 Industrial Park, Northvale, New Jersey, 07647.

                             W I T N E S S E T H:
                             -------------------

         For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

         1. DESCRIPTION. Lessor hereby leases to Lessee and Lessee hereby hires from Lessor, the following space: Suite 320, comprised of 12,500 Rentable Square Feet, as hereinafter defined, which shall be located on the Third (3rd) Floor (the "Third Floor Premises") and Suite L-100, comprised of 4,000 Rentable Square Feet, as hereinafter defined, which shall be located on the Lower Lobby ("Lower Lobby Premises") (The Third Floor Premises and the Lower Lobby Premises are 16,500 Rentable Square Feet in the aggregate and are hereinafter collectively called the "Demised Premises" or "Premises") including an allocable share of the common facilities, approximately as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A-1 and Exhibit A-2, respectively (attached hereto and by this reference made a part of this Lease the same as if fully set forth herein) in the Building known as FORT LEE EXECUTIVE PARK, One Executive Drive, Fort Lee, New Jersey, 07024 (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Office Building Area") as described in Exhibit A attached hereto and by this reference made a part of this Lease the same as if fully set forth herein, together with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the common facilities as hereinafter defined.

         2. TERM. The Premises are leased for a term of five (5) years to commence on August 1, 1998 (the "Lease Commencement Date") and to expire on July 31, 2003 (the "Lease Expiration Date"). Notwithstanding the aforesaid, the Lease Commencement Date and the Lease Expiration Date shall be adjusted to reflect the substantial completion of Lessor's Work if same is not completed by August 1, 1998. Substantial completion shall be conclusively evidenced by the issuance of a Certificate of occupancy by the Borough of Fort Lee. If the Premises are substantially completed prior to August 1, 1998, Lessee shall be afforded possession of the Premises prior to August 1, 1998 but shall have no obligation to pay Basic or Additional Rent prior to August 1, 1998.

         3. OCCUPANCY AND BASIC RENT. The Lessee shall pay to the
Lessor Basic Rent for the Demised Premises on the commencement of the Term. Basic Rent Shall accrue for the Demised Premises for the Lease Term and shall be payable as follows:

                  (a) Basic Rent in respect of the Third Floor Premises shall be payable as follows:

                           (i)      For the first (1st) year of the Lease Term,
Basic Rent shall be the sum of Three Hundred Six Thousand Two Hundred Fifty and 00/100ths ($306,250.00) Dollars per annum payable in equal monthly installments of Twenty-Five Thousand Five Hundred Twenty and 83/100ths ($25,520.83) Dollars each;

                           (ii)     For the second (2nd) year of the Lease
Term, Basic Rent shall be the sum of Three Hundred Nine Thousand Three Hundred Seventy-Five and 00/100ths ($309,375.00) Dollars per annum payable in equal monthly installments of Twenty-Five Thousand Seven Hundred Eighty-One and 25/100ths ($25,781.25) Dollars each;

                           (iii)    For the third (3rd) year of the Lease
Term, Basic Rent shall be the sum of Three Hundred Twelve Thousand Five Hundred and 00/100ths ($312,500.00) Dollars per annum payable in equal monthly installments of Twenty-Six Thousand Forty-One and 67/100ths ($26,041.67) Dollars each;

                           (iv)     For the fourth (4th) year of the Lease
Term, Basic Rent shall be the sum of Three Hundred Fifteen Thousand Six Hundred Twenty-Five and 00/100ths ($315,625.00) Dollars per annum payable in equal monthly installments of Twenty-Six Thousand Three Hundred Two and 08/100ths ($26,302.08) Dollars each; and

                           (v)      For the fifth (5th) year of the Lease
Term, Basic Rent shall be the sum of Three Hundred Eighteen Thousand Seven Hundred Fifty and 00/100ths ($3l8,750.00) Dollars per annum payable in equal monthly installments of Twenty-Six Thousand Five Hundred Sixty-Two and 50/100ths ($26,562.50) Dollars each.

                  (b) Basic Rent in respect of the Lower Lobby Premises shall be payable as follows:

                           (i)      For years one (1) through five (5) of the
Lease Term, Basic Rent shall be the sum of Forty-Six Thousand and 00/100ths ($46,000.00) Dollars per annum payable in equal monthly installments of Three Thousand Eight Hundred Thirty-Three and 34/100ths ($3,833.34) Dollars each.

         Basic Rent is inclusive of the cost of Lessor's Standard Electric Service as that term is defined in Paragraph 21(a) hereof calculated at the rate of $1.50 per Rentable Square Foot per annum and based upon estimated usage of six (6) watts per Rentable Square Foot.

         All such monthly installments shall be paid in advance on the first day of the month, except that a proportionately lesser sum may be paid for the first and last months of occupancy of the Demised Premises if the obligation to pay rent for said space commenced on a day other than the first day of a month, in accordance with the provisions of this Lease as herein set forth. Notwithstanding the aforesaid, simultaneously upon the execution of this Lease, Lessee shall pay to Lessor the sum of $29,354.17, representing the Basic Rent for the initial first (1st) full month of the lease term. All such Basic Rent shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Any and all payments on account of this Lease made by check shall be subject to collection thereon. Lessor acknowledges receipt from Lessee of the sum of $29,354.17 by check, subject to collection, for Basic Rent for the Demised Premises for the first month of the lease term. Lessee shall pay Basic Rent and any additional rent and other payments as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate by written notice to Lessee, without demand and without counterclaim, deduction or setoff.

         4. USE AND OCCUPANCY. Lessee shall use and occupy the Third Floor Premises for general office and administrative purposes and for no other purpose. Lessee shall use and occupy the Lower Lobby Premises for storage and mailing services and subassembly, testing and laboratory purposes only (any manufacturing is prohibited) and for no other purpose. Lessee shall use the Demised Premises in a careful, lawful, safe and proper manner.

         Lessee agrees to indemnify and save harmless Lessor from and against
(a) all claims of whatever nature against Lessor arising from any act, omission or negligence of Lessee, its contractors, licensees, agents, servants, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Lessee, (b) all claims against Lessor arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Demised Premises provided same is not caused by the omission or negligence of Lessor, (c) all claims against Lessor arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about Lessor's Building where such accident, injury or damage results or is claimed to have resulted from an act or omission of Lessee or Lessee's agents, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Lessee, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Lessee to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof. In any event, there shall be absolutely no personal liability on the part of the Lessor to the Lessee with respect to any of the terms, covenants and conditions of this Lease and Lessee shall look solely to the equity of the Lessor or any successor in interest to the Lessor in the fee or leasehold estate of the Lessor, as the case may be, for the satisfaction of each and every remedy of the Lessee in the event of any breach by the Lessor or by any successor in interest to the Lessor of any of the terms, covenants and conditions of this Lease to be performed by the Lessor. Such exculpation of personal liability is to be absolute and without any exception whatsoever.

         5. CARE AND REPAIR OF PREMISES. Lessee Shall commit no act of waste and shall take good care of the Premises and fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state, county and municipal governments or any agency or department thereof. Lessee shall make all necessary repairs, not including structural repairs, to the Premises at Lessee's sole cost and expense to preserve the Premises in good condition and working order. All of Lessee's repairs shall be of a first class quality and done in a good and workmanlike manner and performed by such contractors that have been approved by Lessor and have executed and delivered Lessor's standard indemnity agreement and provided a certificate of insurance evidencing liability coverage in such an amount and by such a carrier satisfactory to Lessor. All such work shall be scheduled in consultation with and subject to the approval of Lessor. If Lessee shall fail to make such repairs as are necessary, Lessor shall nevertheless make the necessary repairs but Lessee shall pay to Lessor, as additional rent, immediately upon demand, the costs therefor.

         All alterations, additions and improvements made by Lessee to the premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the term, Lessee shall, at Lessee's expense, (a) remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, as hereinabove provided, (including trade fixtures, cabinetwork, movable paneling, partitions and the like); (b) repair all injury done by or in connection with the installation or removal of said property and improvements; and (c) surrender the Premises in as good condition as they were at the beginning of the term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect or fault of or by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense. Any fixtures placed upon the Demised Premises shall be the property of the Lessor. Lessee shall not mortgage, hypothecate, assign or otherwise permit a lien to attach to said fixtures. At Lessor's option, prior to vacating the Demised Premises at the expiration or earlier termination of this Lease, Lessee shall remove all telephone and computer cable, wiring and flooring and deliver the Demised Premises in broom clean condition.

         6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not make any non-structural alterations, additions or improvements in, to or about the Premises without first obtaining the express written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessor's consent may be subject to such terms and conditions as Lessor may reasonably require. If, in Lessor's sole opinion, the proposed alteration, addition or improvement shall affect or impact on any structural or mechanical system in the Building, Lessor may withhold its consent with or without cause. Lessee, at its sole costs and expense, may install a supplemental air-conditioning or heating system within the Demised Premises, provided however, such installation shall be subject to Lessor's written consent which shall expressly include by way of example, the size, specifications, design, method of installation and connection with all conduits, cables and the like. Further, Lessee may install a condenser on the roof provided Lessee shall (i) be fully responsible for any and all damage to the roof that may result from the installation and subsequent removal of the condenser; (ii) be responsible for maintaining the condenser and obtaining a service agreement at Lessee's sole cost and expense; and (iii) provide suitable insurance coverage.

         7. ACTIVITIES INCREASING FIRE INSURANCE RATES. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

         8. ABANDONMENT. During the term of this Lease or any renewed or extended term thereof, Lessee shall not, without first obtaining the written consent of Lessor, abandon the Premises, or allow the Premises to become vacant or deserted.

         9. ASSIGNMENT AND SUBLEASE. Lessee may assign or sublease the within Lease to any party subject to the following:

                  (a) In the event that Lessee desires to sublease the whole or any portion of the Premises or assign the within Lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Lessor in writing prior to the effective date of any such sublease or assignment, and, prior to such effective date, Lessor shall have the option, exercisable in writing to Lessee, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder, or alternatively to recapture said space, and the within Lessee shall be fully released from any and all obligations hereunder.

                  (b) In the event that Lessor elects not to recapture the Lease as hereinabove provided, Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, and subject to the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the following terms and conditions:

                  (1) If Lessee shall provide to Lessor the name and address of the assignee or sublessee.
                  (2) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Lessor within ten (10) days of its execution.
                  (3) the Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of rent reserved herein, through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.
                  (4) The Lessee and any assignee shall promptly pay to Lessor one-half of any consideration received, for any assignment or one-half of the rent, as and when received, in excess of the rent required to be paid by Lessee for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased.
                  (5) In any event, the acceptance by Lessor of any rent from the assignee or from any of the subtenants or the failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire term of this Lease.
                  (6) Lessee shall reimburse Lessor all reasonable costs and expenses incurred, including reasonable attorneys fees, with respect to its handling of each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have not other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

         Notwithstanding the aforesaid, Lessor's consent to any proposed assignment or sublet may be withheld in Lessor's sole and absolute discretion if the proposed assignee or sublessee (i) is a domestic or foreign governmental or agency thereof; (ii) is a person or entity with a reputation Lessor reasonably believes is less than reputable; (iii) is a person or entity whose financial condition is reasonably unacceptable to Lessor; (iv) proposes a use Lessor determines is incompatible with the uses of other space tenants at the Office Building Complex; (v) proposes a use that has been exclusively reserved to another space tenant at the Office Building Complex;
(vi) proposes to use the Premises, or any portion thereof, for a school or training facility; (vii) is a charitable organization; or (viii) is an existing tenant at the Office Building Area, an entity affiliated with a tenant, a principal of a tenant or an entity, principal or affiliate of an entity that has been introduced to or commenced negotiations for the leasing of space from Lessor (or its affiliate) at the Office Building Area.

                  (c) Any sublet or assignment to an Affiliated Company (as that term is defined in Paragraph 42(e) hereof) shall not be subject to the provisions of subsections (a) or (b)(4) hereof and shall not require Lessor's prior written consent, but all other provisions of this Paragraph shall apply.

                  (d) Without limiting any of the provisions of Paragraphs 13 and 15, if pursuant to the Federal Bankruptcy code (herein the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's basic rent plus an amount equal to additional rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Paragraph 38.

         10. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the security, safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance.

         11. DAMAGES TO BUILDING/WAIVER OF SUBROGATION.

                  (a) Conditions of Termination of Lease and Restoration. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed ten (10%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the Sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value or if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder and Lessor has not substantially restored the Premises within thirty (30) days of the casualty, then Lessee may, no later than the sixtieth
(60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter and the Basic Rent, and any additional rent, shall be apportioned as of the date of said surrender, and the Basic Rent, and any additional rent, paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration as estimated by Lessor shall amount to less than ten (10%) percent of said replacement value of the Building, or if, despite the Cost, Lessor does not elect to terminate this Lease, and provided that Lessee has not exercised its right to terminate as aforesaid, Lessor shall restore the Building and the Premises with reasonable promptness, subject to force majeure, and Lessee shall have no further right to terminate this Lease. Lessor need not restore fixtures and equipment owned by Lessee unless the cost of restoration is covered by Lessor's insurance. Without derogating from the foregoing, Lessor shall restore any improvements made by Lessee in accordance with this Lease provided the cost of same is covered by insurance. In the event of a casualty rendering the Premises unusable for the purposes intended, Lessee's obligation to pay Rent shall be abated from the date of the casualty and until the Premises have been restored.

                  (b) Waiver of Subrogation, Etc. Notwithstanding the provisions of this Paragraph 11 of the Lease, in any event of loss or damage to the Building, the Premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party, and, to the extent possible without additional cost, each party shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of such insurance, and each party, to the extent permitted, for itself and its insurers waives all such insured claims against the other party.

         12. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Basic Rent, and any additional rent, shall be apportioned as of such termination date, and the Basic Rent, and any additional rent, paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award and further provided that Lessee shall have no right to any part of the award resulting from the value of the within leasehold estate. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Basic Rent, and an equitable adjustment reducing the additional rent provided in Paragraph 22 hereinafter, depending on the period for which and the extent to which the Premises so taken are not reasonably usable for which they are leased hereunder.

         13. INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or
(b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee, voluntarily or involuntarily, under any insolvency or bankruptcy or reorganization act or law, shall constitute a default of this Lease by Lessee.

         14. DEFAULT OF LESSEE. Any of the following events shall be a default of Lessee: (a) Lessee's default in the payment on the due date of the Basic Rents and/or additional rents and/or any other payment required of Lessee by this Lease, unless Lessee shall cure such default within five (5) days after the due date of such Basic Rent and/or additional rent and/or other payment required of Lessee hereunder; (b) Lessee's default in the performance of any of the other covenants of Lessee or conditions of this Lease, unless Lessee shall cure such default within thirty (30) days after notice of such default given by Lessor (or if any such default is of such nature that it cannot be completely cured within such period, then unless Lessee shall commence such curing within thirty (30) days after notice of such default given by Lessor and shall thereafter proceed with reasonable due diligence and in good faith to cure such default and shall succeed in curing such default within a reasonable period of time, and provided that the existence of such default for more than fifteen (15) days does not, in Lessor's reasonable judgment, itself result in substantial damages to Lessor and place Lessor in risk of substantial damage by such additional time to cure such default); (c) insolvency of Lessee as set forth in Paragraph 13 of this Lease; (d) the sale or attempted sale by or under execution or other, legal process of Lessee's leasehold interest hereunder and/or substantially all of Lessee's other assets; (e) the initiation of legal proceedings to effect, or resulting in, the seizure, sequestering or impounding of any of Lessee's goods or chattels used in, or incident to, the operation of the Premises by Lessee; (f) assignment by operation of law of Lessee's leasehold interest hereunder; (g) any attempt by Lessee to assign the within Lease or Sublet the Demised Premises without the express prior written consent of the Lessor; or (h) any act or omission of Lessee constituting an anticipatory breach or repudiation of this Lease.

         15. LESSSOR'S REMEDIES ON DEFAULT OF LESSEE. Upon any default of Lessee as set forth in Paragraph 13 or Paragraph 14 of this Lease, Lessor, at Lessor's sole option, may elect and enforce any one of the remedies hereinafter provided in this Paragraph 15; provided, however, that Lessor may, at Lessor's sole option, elect and enforce multiple remedies from among those remedies hereinafter provided to the extent such remedies are not inconsistent and are not legally mutually exclusive and to the extent Lessor, in Lessor's reasonable judgment, deem the enforcement of such multiple remedies necessary or appropriate to indemnify and make Lessor whole from any loss or damage as a result of the default or defaults of Lessee; and provided further that Lessor, at Lessor's sole discretion, may successively elect and enforce any number of the remedies hereinafter provided to the extent that Lessor, in Lessor's reasonable judgment, deems necessary or appropriate to indemnify and make Lessor whole from any loss or damage as a result of the default or defaults of Lessee:

                  (a) Termination and Lessee's Liabilities. Lessor shall have the right to terminate this Lease forthwith, and upon notice of such termination given by Lessor to Lessee in accordance with the notice provisions of this Lease, Lessee's right to possession, use and enjoyment of the Demised Premises shall cease, and Lessee shall immediately quit and surrender the Demised Premises to Lessor, but Lessee shall remain liable to Lessor as hereinafter provided. Upon such termination of this Lease, Lessor may at any time thereafter re-enter and resume possession of the Premises by any lawful means and remove Lessee and/or other occupants and their goods and chattels. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any portion thereof prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's sole option, and Lessor shall receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent (basic and additional) and other payments required of Lessee hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided, Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damage equal to the basic and additional rent and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such resetting shall constitute a surrender and acceptance or be deemed evidenced thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent, other payments and damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, equal to in any event the basic and additional rent herein reserved. In no event shall such occupancy by Lessor be construed as a release of Lessee's liability hereunder.

                  (b) Acceleration of the Rents. Lessor shall have the right to declare the entire remaining unpaid Basic Rents and all other then known additional rents and other payments required of Lessee by this Lease for the full balance of the Lease term to be immediately due and payable. Such declaration of acceleration shall be made by notice given by Lessor to Lessee in accordance with the notice provisions of this Lease. Upon notice of declaration of acceleration, Lessee shall immediately pay to Lessor, without further demand or notice, an amount equal to the sum of the entire remaining Unpaid Basic Rents provided in Paragraph 3 of this Lease for the entire Lease term, plus the entire remaining balance of all unpaid additional rents provided in Paragraph 22 of this Lease of the entire Lease term to the extent the amount of such additional rents are then known, plus all unpaid other payments required of Lessee by this Lease for the entire Lease term to the extent the amount of such other payments are then known. Upon timely payment of all the sums hereinabove provided in this Subparagraph 15(b), Lessee shall have the right to continue to possess, occupy and enjoy the Demised Premises for the remaining balance of the Lease term, subject to strict observance by Lessee of all the covenants, conditions and other provisions of this Lease and provided that Lessee has not vacated or abandoned the Premises and provided that Lessee shall pay when due all additional rents as provided in Paragraph 22 of this Lease and all other payments required of Lessee by this Lease, the amount of which additional rents and other payments were not paid upon the declaration of acceleration pursuant to the hereinabove stated provisions of this Subparagraph 15(b). Lessor shall have the right to immediately enforce declaration of acceleration as hereinabove provided by means of distress or any legal action. The foregoing notwithstanding, Lessor shall have the right to declare an acceleration and collect upon same and, in addition, to dispossess Lessee and re-enter and take possession of the Premises if Lessee has vacated or abandoned the Premises or if Lessor is dispossessing and evicting Lessee for the purpose of ultimately reducing Lessee's liabilities under this Lease. In the event Lessor shall declare an acceleration as provided in this Subparagraph 15(b) and the amounts due hereunder shall not be paid forthwith, then Lessor, at Lessor's sole option, may exercise Lessor's right to terminate this Lease as provided in Subparagraph 15(a) hereof, in which event Lesser shall be entitled to the full benefits of, and full enforcement of, Subparagraph l5(a) hereof.

                  (c) Specific Performance of Lease. Lessor shall have the right to enforce Lessee's specific performance of each and every covenant, condition and other provision of this Lease.

                  (d) Liquidated Damages. In any case where Lessor has recovered possession of the Premises by reason of Lessees default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such default, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between (i) the sum of the Basic Rent and additional rents and other payments reserved in this Lease and required of Lessee hereunder from the date of such default to the date of expiration of the original term demised, and (ii) the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such default of this Lease and without regard to whether this Lease be terminated or not; and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damage, the difference between any installments of rent (basic and additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

                  (e) Waiver of Right of Redemption. Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

                  (f) Other Remedies. Lessors remedies hereunder are in addition to any remedy allowed by law or in equity.

                  (g) Non-exclusivity. The remedies set forth above shall be non-exclusive and the Lessor's election to enforce any remedy shall not be deemed a waiver of any other remedy Lessor may be entitled to hereunder or as allowed by law or in equity.

                  (h) Lessor's Duty to Mitigate. Lessor and Lessee acknowledge that Lessor's obligation to mitigate damages in the event of Lessee's breach shall be satisfied by providing adequate information to the commercial brokerage community as to the availability for letting of the Demised Premises; having the Demised Premises available for inspection by prospective tenants during Building Hours, and by the acceptance of a commercially reasonable offer for all or a portion of the Demised Premises, which acceptance shall be evidenced by the execution of a lease agreement in form and providing terms substantially the same as the form utilized for all space tenants at the Building and without material changes therefrom. Lessor shall be under no obligation to accept any offer other than a commercially reasonable offer. Lessor's actions required hereunder, including providing information as to the availability of the Demised Premises for letting, the showing of the Demised Premises to prospective lessees and the evaluation and acceptance of proposed offers to let, shall be in the ordinary course of business and shall neither discriminate in favor of nor against the Demised Premises.

         16. SUBORDINATION OF LEASE. This Lease shall, at Lessor's option, or at the option of any holder of any underlying or ground lease or holder of a first institutional mortgage or deed of trust, be subject and subordinate to any such underlying leases and to any such first institutional mortgage and/or Deed of Trust which may flow or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first institutional mortgage and/or Deed of Trust. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holder of said first institutional mortgage and/or Deed of Trust or by any of the lessors under such underlying or ground leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any underlying or ground lease to which this Lease is subject shall terminate, Lessee shall, on timely request, attorn to the owner of the reversion.

         17. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including reasonable attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed additional rent payable on demand.

         18. MECHANIC'S LIENS. Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic's liens or other liens for equipment, material, labor or goods or services claimed to have been furnished to the Premises on Lessees behalf.

         19. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor for interruption to Lessee's business, however occurring.

         20. SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION.

                  While Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, except on holidays as set forth on Exhibit C attached hereto and made a part hereof, the following:

                  (a) The cleaning services, as set forth in Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth in Exhibit D, Lessee shall pay Lessor the cost of all other cleaning services required by Lessee.

                  (b) Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season together with common facilities, lighting and electric energy all during "Building Hours", as hereinafter defined. In the event Lessee shall require HVAC other than during Building Hours (as defined elsewhere herein) and in July and August only, through 8:00 P.M. Monday through Friday, Lessee shall give not less than four (4) hours notice to Lessor and shall pay Lessor, upon demand, the sum of $65.00 for each hour, or portion thereof, of HVAC provided outside Building Hours.

                  (c) Notwithstanding the requirements of Exhibit D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to force majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, for loss of, or injury to Lessee or to property however occurring, through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

         21. ELECTRICITY.

                  (a) Subject to intervening laws, ordinances and executive Orders, Lessor shall furnish the Lessor's Standard Electric Service (as hereinafter defined in Subparagraph 21(b) which Lessee shall require in the Demised Premises on a rent inclusion basis. That is, subject to the provisions of Subparagraphs 21(b) and 21(e), there shall be no charge to Lessee for such Standard Electric Service by way of measuring the same on any meter or otherwise, such Standard Electric Service being included in Lessor's services which are covered by the Basic Rent reserved hereunder. Lessor shall not be liable in any way to Lessee for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Lessor. Lessor, however, shall furnish and install all building standard replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Lessee's sole cost and expense. Lessee shall be solely responsible for furnishing and installing, at its cost and expense, all non-building standard lighting tubes, lamps, bulbs and ballasts.

                  (b) The Lessor's Standard Electric Service shall, unless otherwise provided by agreement in writing between the parties, provide the electrical current for usual office requirements, equipment and heating, ventilating and air-conditioning systems during Building Hours (as that term is defined in Paragraph 42(d) hereof). Usual office equipment shall include typewriters and collators, copying machines, calculators, clocks, water coolers, personal computers and the like. In no event shall Lessor's Standard Electric Service include electrical current for any computer and/or word processor installation or for any requirements needing greater than a 15-amp line. All installations of electrical fixtures, appliances and equipment within the Demised Premises shall be subject to Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed. Lessor and Lessee shall use their reasonable good faith efforts to negotiate for the delivery of supplemental air conditioning by Lessor, and the cost therefor. If Lessor and Lessee shall be unable to agree after good faith discussions, Lessee may install one or more supplemental air-conditioning system for the server room and any other room in the Demised Premises at Lessee's sole cost and expense and subject to Lessor's approval not to be unreasonably withheld. Any such supplemental air-conditioning system shall include electronic metering at Lessee's sole cost and expense. Lessee shall pay to Lessor the direct cost of the supplemental air-conditioning system including electric metering together with an administrative and handling fee of ten (10%) percent, promptly upon receipt of invoices therefor.

                  (c) Lessee shall pay to Lessor in equal monthly installments, in advance, the reasonable cost of electrical services and energy in excess of the Standard Electric Service referred to above, whether resulting from the installation of additional fixtures, appliances or equipment with or without Lessor's consent, or from use at times other than those set forth above. Lessee agrees that Lessor, from time to time, may cause an independent electrical engineer, electrical consulting firm, or such other appropriate professional firm selected by Lessor, from time to time, to make a determination of the value of the electrical services supplied to Lessee. If it shall be determined that the then full value of such electrical services being supplied to Lessee is in excess of the Standard Electric Service Factor based upon increased usage, rate increase or any other reason, this Lease shall be modified to provide for an increase in the Basic Rent for the entire Term of the Lease by an annual amount equal to such excess. However, if it shall be determined that the full value to the Lessee does not exceed the Standard Electric Service Factor, there shall be no increase or decrease in the Basic Rent.

         22. ADDITIONAL RENT. It is expressly agreed that Lessee will pay in addition to the Basic Rent, provided in Paragraph 3 above, an additional rental to cover Lessee's proportionate share, as hereinafter defined, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs" (as hereinafter defined) for said categories.

                  (a) Operating Costs Escalation. If the Operating Costs (as hereinafter defined) incurred for the Building and the Office Building Area for any calendar year or proportionate part thereof during the Lease Term shall be greater than the Base Operating Costs incurred during the Base Period (as hereinafter defined), adjusted proportionately for periods less than a lease year (as hereinafter defined), then Leasee shall pay to Lessor, as additional rent, its proportionate share (as hereinafter defined) of such excess operating costs. Operating costs means each and every item of cost and expense of whatever variety or description paid or incurred for maintenance and operation of the Office Building Area and Building of which the Demised Premises form a part (excluding Real Estate Taxes), including by way of illustration and not of limitation, fuel, utilities, electric, water, sewer, heating, ventilating and air conditioning, service contracts, elevators, plumbing/sprinkler, pumps and motors, roofing and waterproofing, window and glass, water treatment, painting, rubbish removal, tools and equipment, metal maintenance, general building supplies, locks and keys, signage and directory, security, masonry repairs, personal property taxes, management fees, direct labor (including all wages and salaries; fringe benefits; unemployment taxes, social security taxes, worker's compensation, insurance and other similar taxes which may be levied upon the Lessor with respect to such wages and salaries; disability benefits, hospitalization, medical, surgical, union and general welfare benefits, any pension, retirement, or life insurance plan and other benefit or similar expense respecting employees of the Lessor; uniforms and working clothes for such employees; Lessor's expenses imposed pursuant to law or to any collective bargaining agreement), fire and other insurance, trash removal, data processing costs, interior and exterior landscaping and decoration, repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building and Office Building Area as a first class office building or are made in compliance with requirements of any federal, state or local law or governmental regulation, whether or not such law or regulation is valid or mandatory, management fees for the management of the Building, or if no managing agent is employed by the Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in Bergen County, New Jersey, attorneys fees, appraisal and other experts fees incurred in pursuance of any real estate tax appeal, accounting fees, and all other items properly constituting direct operating costs or that portion of a capital expenditure amortized during the Base Period and/or applicable lease year according to generally accepted accounting principles, but not including depreciation of Building or equipment, interest, income or excess profits taxes, costs of maintaining the Lessor's corporate or other existence, franchise taxes, or any expenditures required to be capitalized for federal income tax purposes in excess of that portion of said capital expenditure amortized during the Base Period and/or applicable lease year. As used in this Subparagraph 22(a), the Base Operating Costs shall be the operating costs incurred during the Base Period with respect to the establishment of the Base Operating Costs (as said Base Period is hereinafter defined in subparagraph 22(e)). If such Base Period is less than three hundred sixty-five (365) days, then the Base Operating Costs shall be determined by annualizing the Operating Costs incurred during such Base Period.

                  (b)      Tax Escalation.

                           (1) If the Real Estate Taxes (as hereinafter
defined in Subparagraph 22(b)(2)(ii) for the Building and Office Building Area at which the Demised Premises are located for any lease year or proportionate part thereof, during the Lease term, shall be greater than the Base Real Estate Taxes (as hereinafter defined in Subparagraph 22(b)(2)(i)), incurred in the Base Period adjusted proportionately for periods less than a lease year, then Lessee shall pay to Lessor as additional rent its proportionate share, as hereinafter defined, of all such excess Real Estate Taxes.

                           (2) As used in this Subparagraph 22(b), the words
and terms which follow mean and include the following:

                           (i)      "Base Real Estate Taxes" shall mean those
real estate taxes assessed against the Building and Office Building Area as provided for in the tax bill issued by the Borough of Fort Lee for the year commencing 1998.

                           (ii)     "Real Estate Taxes" shall mean the
property taxes and assessments imposed upon the Building and the land upon which it stands, or upon the rent, as such, payable to the Lessor. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional Real Estate Tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

                           (3)      In the event Lessor is successful, as a
result of a tax appeal or protest, in obtaining a reduction in Real Estate Taxes for any period for which Lessee has paid additional rent pursuant to Paragraph 22(c)(i) hereof, Lessee shall be entitled to a rebate for its proportionate share of the reduction less all costs and expenses incurred in pursuance of the said tax appeal or protest including filing fees, legal fees and expert fees. Lessor may pay the rebate as a credit against rent due in equal installments over the succeeding twelve (12) month period or such shorter period as Lessor may determine in its sole discretion. A reduction shall be deemed final thereby entitling Lessee to the rebate hereunder only upon final judgment of a court of competent jurisdiction and not until the time for filing any appeal therefrom has expired. Nothing contained herein shall be deemed to give Lessee standing to file a tax appeal. Lessee expressly acknowledges that the right to file such a tax appeal shall be solely that of the Lessor.

                  (c) Lease Year. As used. in this Paragraph 22, lease year shall mean the calendar year within which possession is delivered, and each twelve (12) month calendar year thereafter. Once the Base Period Costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as additional rent for such period, an amount equal to Lessee's proportionate share, as hereinafter defined, of the excess for said period over the adjusted Base Period Costs with respect to each of the categories listed above.

                  (d) Payment. At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise the Lessee in writing of Lessee's proportionate share of the excess of the sum of the Operating Costs, and Real Estate Taxes over the Base Period Costs with respect to each of the said categories as Lessor has reasonably estimated for the next twelve (12) month period subsequent to the respective Base Periods (and for each succeeding twelve
(12) month period, or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months with respect to any one or more of the categories listed above) as then known to the Lessor, and thereafter, the Lessee shall pay as additional rent, its proportionate share, as hereinafter defined, of the excess of the sum of the Operating Costs, and Real Estate Taxes over the Base Period Costs with respect to each of the said categories for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months for which the rental shall have already been paid but which are affected by the Operating Costs Escalation and/or Tax Escalation Costs above referred to, as well as to the unexpired months of the current period, the adjustment for the then expired months to be paid at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each lease year as defined in Subparagraph 22(c) hereof (or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months).

         Notwithstanding anything herein contained to the contrary, in the event the last period prior to the Lease's termination is less than twelve
(12) months, the Base Period Costs shall be proportionately reduced to correspond to the duration of said final period.

                  (e)      Base Period.

                           (1)      The Base Period with respect to the
establishment of the Base Operating Costs shall be the calendar year 1998.

                           (2)      The Base Period with respect to the Base
Real Estate Taxes shall mean the calendar year 1998 as set forth in the tax bill issued July 1, 1998.

                  (f) Bills and Charges. For the protection of Lessee, Lessor shall maintain bills and charges for the previous 12 month period which, provided Operating Cost Escalation shall increase by more than five (5%) percent in any calendar year during the term of this Lease and further provided that Lessee has not otherwise defaulted in any of its obligations under this Lease, shall be open to Lessee and its representatives at all reasonable times and upon reasonable notice, so that Lessee can determine that such Operating and Tax Costs have, in fact, been paid or incurred. In the event of any disagreement as to one or more charges not settled between Lessor and Lessee, such disagreement shall be referred to an independent certified public accountant mutually acceptable to Lessor and Lessee. If Lessor and Lessee shall fail to agree upon such an accountant, either party may refer the dispute to the American Arbitration Association (the "AAA"). The decision of the accountant or the AAA, as applicable, shall be final and binding. Lessor and Lessee shall share equally the costs and expenses incurred with respect to such arbitration. Pending resolution or determination of the Dispute, Lessee shall pay to Lessor the sum as billed by Lessor. Lessee shall not review such bills and charges more than once in any 12 month period and then may only review bills and charges for the said 12 month period.

                  (g) Occupancy Adjustment. In the event the Building is less than ninety-five (95%) percent occupied during the Base Period, the Base Operating Costs shall be adjusted during such Base Period so as to reflect ninety-five (95%) percent occupancy. Similarly, if the Building is less than ninety-five (95%) percent occupied during any Lease Year or portion thereof, actual Operating Costs shall be increased for such period to reflect ninety-five (95%) percent occupancy. Costs and expenses unaffected by variations in occupancy shall not be adjusted as aforesaid. To the extent that any item comprising an Operating Cost is separately billed, metered or paid directly by a space tenant, including Lessee, or for which Lessor is reimbursed, such space shall be deemed vacant for purposes of the adjustment herein.

         23. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by force majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service within fifteen (15) days after receipt of notice from Lessee regarding such interruption or curtailment. If the Premises are rendered untenantable in whole or in part, for a period of thirty (30) consecutive business days by the making of repairs or replacements, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall have the right to make such repairs or replacements and offset the cost thereof against the Basic Rent due pursuant to Paragraph 3 hereof. In no event shall Lessee be entitled to claim a constructive eviction from the Premises, unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed within thirty (30) days, after receipt of such notice to remedy, to commence and proceed with due diligence to remedy such condition or conditions, subject to force majeure, as hereinafter defined.

         24. LESSEE'S ESTOPPEL. Lessee shall, from time to time, on not less than seven (7) days' prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and whether or not, to the best of Lessee's knowledge, Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Paragraph 24 may be relied upon by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall promptly provide Lessor with its most recent financial statements prepared in accordance with generally accepted accounting principles and/or tax returns for submission to Lessor's mortgagee.

         25. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the term of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but, at a monthly Basic Rental of one hundred seventy-five (175%) percent of the Basic Rent for the last month of the lease term or any renewed or extended term, payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor a written notice, at least sixty (60) days prior to the intended date of termination of intent to terminate such tenancy.

         26. LESSOR'S WORK. Lessor acknowledges that it has inspected and is fully familiar with the Demised Premises and that it has accepted the Demised Premises in "AS IS" condition. Notwithstanding the aforementioned:

                  (a)      Third Floor Premises -

                           (i)      Prior to the Lease Commencement Date,
all of the work in the Third Floor Premises as set forth on the space plan attached hereto as Exhibit "E" (the "Lessor's Work") shall be completed. Lessor's obligation with respect to the build-out of the Third Floor Premises and Lower Lobby Premises including Lessor's Work, shall not exceed the sum of $187,500.00 ("Lessor's Contribution"). Any costs in excess of $187,500.00 shall be paid by Lessee promptly upon submission of invoice(s) thereof. Subject to the foregoing, in the event that the Budget (defined below) for the Third Floor Premises, as approved by the parties, is less than Lessor's Contribution ($187,000.00), Lessee shall be entitled to utilize all or a portion of the remaining balance of Lessor's Contribution (less the costs allocable to the Drawings as set forth below) toward any further improvements and/or decorations to be performed by Lessor to the Lower Lobby premises (in addition to the build-out of such Premises described in Section 26 (b) below), subject to the applicable terms of this Agreement. Notwithstanding anything herein to the contrary, not more than ten (10%) percent of Lessor's Contribution shall be applied towards the preparation of the Drawings (as defined in Paragraph 26(a)(ii) below) or other soft costs incurred by Lessee and any cost and expense in excess thereof shall be paid by Lessee even if the aggregate of Lessor's Contribution shall be less than $187,500.00.

                           (ii)     Lessee shall cause its architects to
produce construction drawings and its mechanical engineers or contractor to produce mechanical drawings (sprinkler, air conditioning, heating, electrical and plumbing drawings (collectively, the "Drawings") covering all mechanical elements with respect to the build out of the Demised Premises including Lessor's Work. Lessee shall submit the Drawings within ten (10) business days of the execution of this Lease. Within ten (10) business days of Lessor's receipt of the Drawings, Lessor shall prepare an itemized budget (the "Budget") for the Lessor's Work. Lessee shall approve or disapprove the Budget within ten (10) business days of its receipt. The Drawings shall be subject to Lessor's approval which shall not be unreasonably withheld, delayed or conditioned.

                           (iii)    If Lessee approves the Budget, the work
shall commence immediately after such approval.

                           (iv)     If Lessor fails to submit the Budget and
if completion of the Demised Premises as required hereunder within the time periods stipulated shall be delayed due to such failure or requests, then each full day of such delay shall equal one (1) day of Lessor Delay. If Lessee fails to submit the Drawings and/or approve or disapprove the Budget submitted by Lessor within the time periods stipulated, or if Lessee shall request any change in the Drawings or Budget once approved and if completion of the Demised Premises shall be delayed due to such request, then each full day of such delay shall equal one (1) day of Lessee Delay. If the number of days of Lessee Delay exceed the number of days of Lessor Delay, then the Demised Premises shall be deemed complete and ready for occupancy on the date when they would have been ready but for such excess days of Lessor Delay. Basic Rent shall abate one (1) day for every two (2) days of Lessor Delay in excess of the number of days of Lessee Delay.

                           (v)      If the Budget is disapproved, Lessee shall
inform Lessor of the reasons for such disapproval, and Lessor shall then have five (5) business days to revise the Budget addressing Lessee's Objections. Lessor shall not unreasonably refuse to satisfy any objections of Lessee to the Budget and Lessee shall not unreasonably withhold its approval. The review and revision of the Budget shall continue until approved by Lessee. In the event Lessor and Lessee are unable to agree as to the Drawings and/or Budget by May 29, 1998, resolution of all outstanding issues regarding the Drawings and/or Budget shall be determined in the following manner: lessor and Lessee shall each appoint an architect and in turn, the architects appointed by Lessor and Lessee shall appoint a third arbitrator (the "Architect Arbitrator"). The Architect Arbitrator shall review the Drawings and Budget together with all objections thereto and shall, on an expedited basis, consider the objections of the Lessor and Lessee with respect to each such item of dispute and render a determination with respect to same as soon as practicable. The determination of the Architect Arbitrator shall be final, binding and unappealable.

                  (b) Lower Lobby Premises - Lessor will remove the cinder block wall in front of the northern entrance to the Lower Lobby Premises and erect a demising wall set forth on the plan attached hereto as Exhibit "F".

         No "high hats" or other lighting fixtures shall be permitted without the express written consent of the Lessor. Lessee agrees to maintain 100% covering of the floor area within the Demised Premises utilizing carpeting, vinyl floor tiles, hardwood or a similar covering. No bare concrete floors shall be permitted.

         27. RIGHT TO SHOW PREMISES. Lessor may show the Premises to mortgagees, prospective mortgagees, prospective purchaser, insurance agents and inspectors and the like on reasonable notice to Lessee, during business hours, and, during the twelve (12) months prior to the termination of this Lease, to prospective tenants.

         28. WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

         29. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of five (5%) percent of any installment of rent or additional rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

         30. NO RECORDATION. Lessee agrees not to record or file this Lease or any memorandum thereof in any public recording Office, including the Bergen County Clerk's Office. Any such recording or filing shall constitute a default hereunder entitling Lessor to all available remedies, including but not limited to termination and re-entry pursuant to Paragraph 15(a) hereof and acceleration of rent pursuant to Paragraph 15(b) hereof.

         31. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the rent, and any additional rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the term herein provided, subject to the provisions of this Lease.

         32.      LESSEE'S INSURANCE.

                  (a) Lessee covenants to provide on or before the commencement date a comprehensive policy of general liability insurance, naming the Lessor as an additional named insured, insuring Lessee and Lessor against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Said policy is to be written by an insurance company licensed and qualified to do business in the State of New Jersey and reasonably satisfactory to Lessor. The policy shall have a limit of not less than One Million ($1,000,000.00) Dollars in respect of any one person in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review and the Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least thirty (30) days prior to the expiration or cancellation date of any policy, the Lessee shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

                  (b) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that Lessee's personal property and fixtures and any other items which Lessee may bring to the Premises which may be subject to any claim for damages or destruction due to Lessor's negligence shall be fully insured by a policy of insurance covering all risks with a deductible not to exceed $1,000.00 which policy shall specifically provide for a waiver of subrogation for Lessor and all Building tenants without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Lessee fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance, naming Lessor as an additional named insured, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

         33. PARKING SPACES. Lessee's occupancy of the Demised Premises shall include the use of eighty-five (85) parking spaces of which seventeen
(17) parking spaces will be reserved. Lessor shall not be responsible or liable for any damage to Lessee's vehicles as a result of fire, theft, vandalism and/or collision.

         34. LESSOR'S LIABILITY FOR LOSS OF PROPERTY. Lessor shall not be liable for any loss of property from any cause whatsoever, including, but not by way of limitation, theft or burglary from the Demised Premises, and Lessee covenants and agrees to make no claim for any such loss at any time.

         35. BROKER. Lessee represents to Lessor that no broker other than MRH Real Estate Services, Inc. (the "Broker") was engaged by it in connection with this Lease and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of brokers arising out of or in connection with the negotiation of or the entering into this Lease to the extent inconsistent with Lessee's representation herein. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction.

         36. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its partners, shareholders of partners, Affiliated Company, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

         37. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

         38. SECURITY DEPOSIT. Lessee shall deposit with Lessor on the signing of this Lease the sum of Three Hundred Thousand and 00/100ths ($300,000.00) Dollars as security for the performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. The Security Deposit may be posted by way of a clean irrevocable and unconditional letter of credit (the "LC") issued by a banking institution reasonably acceptable to Lessor and providing that Lessor is the sole beneficiary. The LC shall have an initial duration of not less than one (1) year. In the event Lessee shall fail to deliver to Lessor a renewal of the LC at least fifteen (15) days prior to the expiration date, upon two (2) days notice (which may be by telecopier) Lessor may draw down upon the LC.

         If Lessor applies any part of said deposit to cure any default of Lessee (after the expiration of any applicable cure periods), Lessee shall on demand deposit with Lessor the amount so applied so that Lessor will have the full deposit on hand at all times during the term of this Lease. Lessor, in the event that the Demised Premises are sold, shall transfer and deliver the security, as such, to the purchaser of the Demised Premises and shall notify Lessee thereof, and thereupon Lessor shall be discharged from any further liability in reference thereto.

         Provided Lessee is not otherwise in default hereunder, at the expiration of the first (1st) year following the Lease Commencement Date, Lessor shall return to Lessee the sum of One Hundred Fifty Thousand and 00/100ths ($150,000.00) Dollars (or the renewal LC may be reduced accordingly). Provided Lessee is not otherwise in default hereunder, at the expiration of the second (2nd) year following the Lease Commencement Date, Lessor shall return to Lessee the sum of Eighty-Eight Thousand and 00/100ths ($88,000.00) Dollars (or the renewal LC may be reduced accordingly). Provided Lessee is not in default hereunder at the expiration of the Lease Term, the balance of the Security Deposit (or LC whichever may be appropriate) shall promptly be returned to Lessee.

         The security deposit shall not be deemed or construed to be an advance payment of rent for any month of the Lease Term as the same may be renewed or extended including the last month of the term.

         39. LESSOR'S LIEN. The Lessor and Lessee specifically agree, in consideration of the Lease herein, that in addition to any statutory lien for rent which the Lessor may have, Lessor shall also have an express lien upon all of Lessee's good and chattels, including, but not by way of limitation, all Lessee's furniture, fixtures and equipment which may be brought upon, or placed in the Premises. The lien therein provided shall be as additional security for the payment of the Basic Rents, additional rents and other payments required by Lessee by this Lease and for the performance by Lessee of the other covenants and conditions of Lease to be kept and performed by Lessee. The lien therein provided may be enforced by Lessor by means of distress, foreclosure or otherwise at the sole option of Lessor. The lien herein provided notwithstanding, Lessee shall have the right to remove Lessee's goods and chattels from the Premises from time to time, subject to any other provisions of this Lease with respect to such removal and provided that Lessee is not then in default of any of Lessee's obligations under this Lease.

         40. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally, Federal Express or similar national overnight courier, or sent by registered mail or certified mail in a postpaid envelope addressed to Lessee, prior to Lessee's occupancy of the Demised Premises, or a portion thereof, at Lessee's address set forth above, and if subsequent to Lessee's occupancy of the Demised Premises, or any portion thereof, at the above described Building; if to Lessor, at Lessor's address as set forth above; with copies to Paul Kaufman, Esq., Kaufman, Gelbert & Bern, Esqs., Two Executive Drive, Fort Lee, New Jersey, 07024, or, to either at such other address as Lessee or Lessor, respectively, may designate by written notice in accordance with this Paragraph. Notice shall be deemed to have been duly given, if delivered personally or by Federal Express or similar courier, on delivery thereof, and if mailed, upon the 3rd day after mailing thereof.

         41. ATTORNEY'S FEES. In the event either party shall employ an attorney to enforce any of the conditions of this Lease, or to enforce any of the covenants hereunder, or any rights, remedies, privileges or options under this Lease, or at law or in equity, the prevailing party shall be entitled to reimbursement from the non-prevailing party of all reasonable costs and expenses incurred or paid by the prevailing party in so doing, including, but not by way of limitation, all reasonable attorney's fees and costs incurred or paid by the prevailing party at any time or times in connection therewith, whether the matter is settled privately, or by arbitration, or by legal action at the trial court level and at any and all appellate court levels.

         42. DEFINITIONS.

                  (a) Proportionate Share. Lessee's proportionate share, wherever that phrase is used, shall be seven and two tenths (7.2%) percent, which the parties agree reflects the ratio of the rentable square feet of the area rented to Lessee as compared with the total number of rentable square feet of the entire Building (and additional buildings that may be constructed within the Office Building Area) as finally determined by the Building architect in accordance with the definition of rentable square feet hereunder.

                  However, if any service or utility provided for in Subparagraph 22(a) is separately billed or separately metered within the Building, then the rentable square footage so billed or metered shall be subtracted from the denominator (the Building's total number of rentable square feet), and the Lessee's proportionate share for such service and/or utility shall be separately computed, and the base for such item shall not include any charges attributable to said rentable square footage.

                  (b) Common Facilities. Common facilities shall mean the non-assigned parking areas, lobby, elevator(s), fire stairs, and all other general Building facilities that service all Building tenants, including, without limitation, air conditioning rooms, fan rooms, elevator shafts, machine rooms, flues, stacks, pipe shafts, and vertical ducts with their enclosing walls, except as any such items are included in rentable square feet as defined in Subparagraph 42(f). Lessor may, at any time, close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof.

                  (c) Force Majeure. Force majeure shall mean and include those situations beyond Lessor's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

                  (d) Building Hours. As used in this Lease the "Building Hours" shall be Monday through Friday, 8:00 a.m. to 6:00 p.m. and Saturday 8:00 a.m. to 1:00 p.m., excluding those holidays set forth on Exhibit C attached hereto and made a part hereof, except that common area lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the Building and Office Building Area and Standard Electric Service shall be available as provided in Subparagraph 21(b) of this Lease.

                  (e) Affiliated Company. Affiliated Company with respect to Lessee shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and Lessee or such corporation and Lessee and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder.

                  (f) Rentable Square Feet. Rentable Square Feet shall mean the area demised to each Lessee and delineated on Exhibit A hereto, together with its allocated share of the common areas located on the same floor, including hallways, lavatories, closets and other rooms and areas contributing part of the common facilities defined in Subparagraph 42(b). Lessor and Lessee hereby agree that the Demised Premises consist of 12,500 Rentable Square Feet comprising the Third Floor Premises and 4,000 Rentable Square Feet comprising the Lower Lobby Premises as provided for in Paragraph 1 hereof.

         43. PARAGRAPH HEADINGS. The paragraph headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

         44. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building and/or the Office Building Area (or assignment of the contract to purchase same) and/or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants, obligations and liabilities of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder. In the event of any sale or transfer as provided hereinabove, the liability of the Lessor hereunder shall cease and Lessee agrees to present any claim to the purchaser, successor or assignee.

         45. WAIVER. Lessee agrees that the failure of Lessor in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereunder, or in any other Lease, or to exercise any rights, remedies, privileges, or option provided by law or in equity or provided or reserved to Lessor in this Lease, or any other Lease, shall not operate or be construed as a relinquishment or waiver for the future of such covenant or condition or of the right to enforce the same or to exercise such right, remedy, privilege or option; but rather, the same shall continue in full force and effect. The receipt and acceptance by Lessor of Basic Rents and/or additional rents and/or any other payments hereunder, or any part or portion thereof, shall not be a waiver of any other Basic Rents and/or additional rents and/or any other payments hereunder, or any part or portion thereof, and such receipt and acceptance by Lessor, though with knowledge on the part of Lessor of the breach of any covenant or conditions of this Lease, shall not be, or operate as, a waiver of such breach or a waiver of any right, remedy, privilege or option of Lessor arising hereunder or at law or in equity on account of such breach in the absence of such receipt or acceptance. No waiver by Lessor of any of the provisions of this Lease, or of any of Lessor's rights, remedies, privileges or options under this Lease, shall be deemed to have been made unless made by Lessor in writing. If Lessor shall consent to the assignment of this Lease or to a subletting of all or a portion of the Demised Premises, or if any such assignment or subletting may be made hereunder without Lessor's consent, no further assignment or subletting shall be made without the prior written consent of Lessor, unless otherwise expressly permitted elsewhere in this Lease (this provision with respect to an assignment or subletting without Lessor's consent shall not constitute a waiver, or any way lessen Lessor's rights and remedies with respect to an assignment or subletting made without Lessor's consent).

         46. AMENDMENTS, MODIFICATIONS, ETC. No change, modification or termination of any of the terms, provisions, covenants, promises or conditions of this Lease agreement shall be effective unless made in writing and signed or initialed by all parties hereto, their successors or assigns.

         47. GOVERNING LAW. This Lease agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New Jersey and Lessor and Lessee acknowledge that they are subject to the jurisdiction of the courts of the State of New Jersey.

         48. SEPARABILITY. If any paragraph, subparagraph or other provision of this Lease agreement, or application of such paragraph, subparagraph or provision, is held invalid, then the remainder of the Lease agreement, and the application of such paragraph, subparagraph or provision to persons, parties or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

         49. NO UNLAWFUL OCCUPANCY. Lessee shall not use or occupy, nor permit or suffer, the Demised Premises or any part thereof to be used or occupied for any unlawful purpose deemed by Lessor disreputable not in keeping with the high-class nature of the complex of which the Demised Premises forms a part, or extra-hazardous, nor in such mariner as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations. Lessee shall immediately upon the discovery of any such unlawful, illegal, disreputable or extra-hazardous use not in keeping with the high-class nature of the building of which the Demised Premises forms a part, take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.

         50. NO OTHER REPRESENTATIONS: No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

         5l. ACCORD AND SATISFACTION: No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent and additional rent or pursue any other remedy provided herein or by law.

         52. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE: Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such rnortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         53. CORPORATE AUTHORITY: If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

         54. ENVIRONMENTAL/ISRA COMPLIANCE.

                  (a) Lessee shall indemnify and hold Lessor harmless including attorneys and professional fees, with respect to any and all liability pursuant to and/or under any federal and state environmental statute, law, regulation, rule or ordinance and from all suits, fines, claims and actions of whatsoever nature arising out of the use and/or storage of any substance determined by the New Jersey Department of Environmental Protection and Energy ("NJDEPE") or the United States Environmental Protection Agency ("EPA") to be hazardous or toxic and any damages or liabilities therefrom. Lessee's liability shall be limited to claims, damages or contamination arising from Lessee's use and occupancy of the Demised Premises and use of the Common Facilities. Lessee shall promptly provide Lessor with a copy of any notice, correspondence, or document received by Lessee from and/or disclosure required to be submitted by Lessee to any governmental agency in respect of environmental, health and safety matters including but not limited to NJDEPE, EPA and OSHA.

                  (b) Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA"). Lessee shall, at Lessee's own expense, make all submissions to, provide all information to, and comply with all requirements of the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection and Energy or its successor ("NJDEPE").

                  (c) Lessee's obligations Under this paragraph shall arise if there is a closing of operations, a transfer or ownership or operations, or a change in ownership at or affecting the Premises pursuant to ISRA.

                  (d) Lessee represents and warrants to Lessor that Lessee intends to use the Premises for general office and administrative purposes which has the following Standard Industrial Classification ("S.I.C.") numbers as defined by the most recent edition of the Standard Industrial Classification Manual published by the Federal Executive Office of the President, Office of Management and Budget: 5045. Lessee's use of the Demised Premises shall be restricted to the classification set forth above. Prior to the Lease Commencement Date, Lessee shall supply to Lessor an affidavit of an officer or partner of Lessee setting forth Lessee's S.I.C. number and a detailed description of the use. The affidavit shall be supplemented and updated in the event of any change but no less frequently than every two (2) years.

                  (e) Lessee shall, at Lessee's sole cost and expense, obtain a letter of non-applicability from the Element prior to the termination of the Lease Term and shall promptly provide to Lessor copies of Lessee's submission and the Element's non-applicability letter.

                  (f) Lessee shall notify Lessor in advance of all meetings scheduled between Lessee or Lessee's representatives and NJDEPE or any other environmental authority, and Lessor and Lessor's representatives shall have the right, but not the obligation, to attend and participate in all such meetings.

                  (g) Lessee shall permit Lessor and Lessor's agents, servants, and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the premises for the purposes of environmental inspection and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Lessee shall not restrict access to any part of the Premises, and Lessee shall not impose any conditions to access. In the event that Lessor's environmental inspection shall include sampling and testing of the Premises, Lessor shall use its best efforts to avoid unreasonably interfering with Lessee's use of the Premises, and upon completion of sampling and testing shall, to the extent reasonably practicable, repair and restore the affected areas of the Premises from any damage caused by the sampling and testing.

                  (h) Lessee shall indemnify, defend, and hold harmless Lessor from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation, counsel, engineering and other professional or expert fees, which Lessor may incur resulting directly or indirectly, wholly or partly from Lessee's action or non-action with regard to Lessee's obligations under this paragraph.

                  (i) This paragraph shall survive the expiration or earlier termination of this Lease. Lessee's failure to abide by the terms of this paragraph shall be restrainable by injunction.

         55. MORTGAGEE'S CONSENT. This Lease is subject to the receipt of the consent and approval of Lessor's First Mortgagee not later than thirty (30) days after the execution and delivery of this Lease by Lessor and Lessee. In the event Lessor has not received such consent and approval within the aforesaid period, Lessor may, at Lessor's sole option, cancel this Lease and upon Lessor's remittance to Lessee of any Basic and/or Additional Rent and/or Security Deposit paid by Lessee, this Lease shall be null and void and neither party shall have any further rights or obligation hereunder.

         56. AMERICANS WITH DISABILITY ACT. Notwithstanding anything herein to the contrary, Lessee shall be obligated to, and have the responsibility of complying with all of the relevant terms, conditions and requirements of the Americans with Disability Act (the "ADA") to the extent the ADA is applicable to Lessee's Use and occupancy of the Demised Premises. To the extent the provisions of the ADA mandate modifications to the Demised Premises, Such modifications Shall be made by Lessee at its Sole cost and expense, but in coordination and consultation With Lesson In the event Lessee shall fail to comply with the requirements of the ADA, Lessor may, but shall not be obligated, take such steps as may be necessary to comply with the ADA and Lessee shall pay Lessor, upon demand, the cost thereof which Shall be deemed Additional Rent.

         57. OPTION TO LEASE. During the term of this Lease Agreement and provided Lessee is not otherwise in default under this Lease agreement, Lessee shall have the right to lease all of Suite 365 comprised of 1,100 rentable square feet (the "Dacom America Premises"); and/or Suite 370 comprised of 1,485 rentable square feet (the "2001 Real Estate premises"), and/or Suite 375 comprised of 800 rentable square feet (the "ASN Premises"). (The Dacom America Premises, 2001 Real Estate Premises and the ASN Premises are collectively, the "Expansion Premises")

                  Lessee Shall exercise its Option granted herein by the delivery of a notice (the "Notice to Exercise") no later than December 31, 1999 Time shall be Of the essence with respect to the delivery of the Notice to Exercise. The Notice to Exercise shall specify if Lessee has exercised its option to lease all or a portion of the Expansion Premises. If Lessee shall elect to lease a portion of the Expansion Premises, Lessee shall lease all of the Dacom America premises or all of the 2001. Real Estate Premises or all of both, and Lessee shall have no further option to lease the ASN Premises. Lessee shall take possession of the Expansion Premises and the term thereof or shall commence September 1, 000 and the Lease Expiration Date shall be extended to August 31, 2005. Basic Rent for the Expansion Premises shall be a sum equal to the aggregate Rentable Square Feet comprising the Expansion Premises (or the portion thereof as aforementioned) multiplied by the Basic Rent in effect for the Third Floor Premises on a square foot basis through May 31, 2003 including increases In the same manner as provided with respect to the Third Floor Premises.

         Thus, if Lessee shall exercise its option granted herein to lease the entire Expansion Premises, the Third Floor Premises shall be increased to 16,385 Rentable Square Feet and Basic Rent shall be as follows:

                                    Original Third Floor Premises
                                    (13 000 Rentable Square Feet)
                                     ----------------------------

Period                              Per Annum        Per Month
------                              ---------        ---------
9/1/00 to 8/31/01                   $325,000.00      $27,083.33
9/1/01 to 8/31/02                    328,250.00       27,354.17
9/1/az to 8/31/03                    331,500.00       27,625.00

                                    Expansion Premises
                                    (3385 Rentable square Feet)
                                    --------------------------
Period                              Per annum        Per Month
------                              ---------        ---------
9/1/00   to 8/31/01                 $ 84,525.00      $ 7,052.08
9/1/01   to 8/31/0                    85,471.25        7,122.60
9/1/02   to 8/31/03                   86,317.50        7,193.13

                                    Third Floor Premises
                                    (l6,385 Rentable square Feet)
                                     ----------------------------

Period                              Per Annum        Per Month
------                              ---------        ---------
9/1/03 to 8/31/04                   $434,202.50      $36,183.54
9/1/04 to 8/31/05                    450,587.50       37,548.96

         If Lessee shall exercise its option to Lease only the Dacom America Premises and/or the 2001 Real Estate Premises, Basic Rent Set forth above shall be adjusted accordingly.

         In addition, Basic Rent in respect of the Lower Lobby Premises Shall be modified as follows.

Period                              Per Annum        Per Month
------                              ---------        ---------
6/1/03   to 8/31/03                 $ 46,000.00      $ 3,833.34
9/1/03   to 8/31/04                   50,000.00        4,166.67
9/1/04   to 8/31/05                   54,000.00        4,500.00

                  If Lessee shall exercise its option granted herein, Paragraph 60 of this Lease Shall be deemed modified to provide that (i) the Renewal Term Commencement Date shall be September 1, 2005; (ii) the Renewal Term Expiration Date shall be August 31, 2010; (iii) Notice to Renew shall be served by February 28, 2005; and (iv) Basic Rent for the Renewal Term shall be not less than Basic Rent paid during the period of September 1, 2004 through August 31, 2005.

                  If Lessee shall exercise its Option to lease all of the Expansion Premises, Lessor shall be responsible for completion of the build-Out of the Expansion Premises and shall contribute a sum not to exceed $50,775.00. Any costs in excess of $50,775.00 shall be paid by Lessee promptly upon Submission Of invoice(s) therefor. If Lessee shall exercise its Option to lease only the Dacorn America Premises and/or the 2001 Real Estate Premises, Lessor's build-out contribution shall be adjusted accordingly. The provisions of Paragraphs 26 (a) (i) through (v) shall govern the build out of the Expansion Premises (or portion thereof as may be applicable).

                  Within ten (10) days after delivery of the Notice to Exercise, Lessor and Lessee shall negotiate in good faith all Other terms and provisions in respect Of the leasing of the Expansion Premises and shall execute a supplementary agreement amending this Lease agreement. Wherever appropriate and unless either specified herein or mutually agreed by Lessor and Lessee, all other terms, covenants, and conditions of this Lease Agreement, shall be applicable to the Expansion Premises and incorporated into the supplementary agreement.

                  Upon Lessee's acceptance and occupancy of the Expansion Premises, Lessee shall acknowledge that it has inspected and s fully familiar With the Expansion Premises and that it has accepted the expansion Premises in "AS IS" condition. Lessee shall execute and deliver at that time a document acknowledging the same.

         58. RIGHT OF FIRST OFFER, Lessor and Lessee acknowledge that Certain premises located On the third floor known as Suite 350 comprised of 7,995 rentable square feet or any portion thereof (the "Suite 350 Premises") is currently vacant but Lessor intends to Lease to other space tenants pursuant to respective lease agreements, if Such leases shall thereafter expire or otherwise terminate during the term of the within Lease Agreement, then prior to entering into any lease therefor, Lessor shall advise Lessee of the availability of the Suite 350 Premises by notice to Lessee (the "Availability Notice"), which Availability Notice shall set forth (i) the description of the Suite 350 Premises proposed to be leased; (ii) the Fair Market Basic Rent of such Suite 350 Premises, as reasonably determined by Lessor based on comparable space in comparable buildings in the vicinity of the Building and as then being charged by Lessor in the Building: and (iii) all Other material economic terms of the proposed letting. Lessee shall have the right and option, to be exercised by notice to Lessor Within thirty (30) days of delivery of the Availability Notice (the "Acceptance Notice") to lease the Suite 350 Premises at the Basic Rent and, to the extent applicable, the other business terms set forth in the availability Notice. Within fifteen (15) days after delivery of the Acceptance Notice, Lessor and Lessee shall negotiate in good faith all other terms and provisions in respect of the leasing of the Suite 350 Premises which terms shall, insofar as is applicable, be identical to the terms and provisions set forth in this Lease Agreement and shall execute a supplementary agreement amending this Lease Agreement and expressly Confirming the increase in the Demised Premises, the Basic Rent, and the Commencement Date of the term of the Suite 350 Premises. If Lessee Shall fail to deliver the Acceptance Notice within said thirty (30) day period, time being of the essence with respect to the giving of the Acceptance Notice, then Lessor shall be free to lease the Suite 350 Premises to any bona fide third party at a commercially reasonabj.y rental rate upon commercially reasonable terms and conditions.

         59. SIGNAGE. Lessee Shall not place any signs of whatsoever nature on or about the entry or other door or on any exterior wall of the Demised Premises. Signage shall be limited to Building Standard signs maintained by Lessor. Provided that Lessor maintains a computerized directory, Lessor shall make available on the Building directory, a sufficient number of lines or a sufficient amount of space for Lessee's use to accommodate Lessee's firm name and the names of _____ persons associated with Lessee, without any cost to Lessee.

         6O. RENEWAL OPTION:

                  (a) Lessee shall have the right, at its option, to renew this Lease for all of the Demised Premises for a renewal term (the "Renewal Term") of five (5) years. The Renewal Term shall commence on August 1, 2003 (the "Renewal Term Commencement Date") and shall terminate on July 31, 2008 (the "Renewal Term Expiration Date") Lessee shall exercise the option described herein by giving Lessor written notice of such election to renew (the "Notice to Renew") no later than July 31, 2003, and upon the giving of notice to renew this Lease shall thereupon be deemed renewed for the Renewal Term with the same force and effect as if the Renewal Term had originally been included in the term of this Lease. The dates set forth herein shall be adjusted to reflect any adjustment in the Lease Commencement Date as provided in Paragraph 2 above. Time is of the essence with respect to Lessee's Notice to Renew. The right of the Lessee to renew this Lease shall be Conditioned upon Lessee not being in default under the Lease and upon the Lease being in full and force and effect at the time of the exercise of such option and as of the Renewal Term Commencement Date.

                  (b) All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term except that (i) Basic Rent for the Renewal Term shall be in an amount equal to the Fair Market Value as mutually agreed upon by the Lessor and Lessee, provided that, in the event the parties are unable to agree upon same, the Lessor and Lessee shall each Select an independent MAI appraiser to determine Fair Market Value further provided that, if the Fair Market Value as determined by the respective appraisers are within five (5%) percent of each other, the Fair Market Value shall be deemed to be the arithmatic mean of the two appraisals; further provided that, if the Fair Market Value as determined by the respective appraisers are more than five (5%) percent apart, the appraisers shall select a third independent MAS appraiser whose determination as to Fair Market Value shall be binding upon the Lessor and Lessee; further provided that in no event shall Basic Rent for the Renewal Term be less than the amount of the Basic Rent paid during the fifth (5th) year of the term of the Lease. Thereafter, Basic Rent shall increase by the Sum of $1.00 per square foot per year; and (ii) Lessee Shall have no further Option to renew or extend this Lease. Any termination, cancellation or surrender of the entire interest of Lessee under this Lease at anytime during the Teitti hereof shall termination any right of renewal of Lessee hereunder.

                  61. RELOCATION OF LESSEE: Lessor hereby reserves the right, at its sole expense and on at least thirty (30) days prior written notice, to require Lessee to move from the Lower Lobby Premises to other space within the Building of comparable size ond decor in order to permit Lessor to consolidate the space leased to Lessee with any other space leased or to be leased to another tenant. In the event of any such relocation, Lessor will pay all expenses of preparing and decorating the new premises so that tile same shall be substantially similar to the Premises from which Lessee is moving arid Lessor will also pay the expenses of moving Lessee's furniture and equipment to the relocated premises. Such event, this Lease and each and all of the terms and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to such new space except that the description of the Premises shall be revised and if applicable, Lessee's Proportionate Share shall likewise be revised. Lessor Shall not exercise its right to relocate Lessee more than twice during the initial five (5) year term of this Lease.

                  IN WITNESS WHEREOF, the parties have hereunto sCt their hands and seals the day and year first above written.

WITNESS:                           LESSOR:

                                   EXECUTIVE PARK, LLC

                                   By:  Flex Park, LLC
                                   Managing Member

                                   By:  /s/ Steven Witkoff
--------------------------              ----------------------------------
                                          STEVEN WITKOFF, Manager


ATTEST:                            LESSER:
                                   VOCALTEC, INC.

                                   By:  /s/ Ami Tal
--------------------------              ----------------------------------
                                                       COO